UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E.  Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 2, 2015, Global Power Equipment Group Inc. (the “Company”) disclosed in a current report on Form 8-K that it entered into a Fifth Amendment and Limited Waiver (the “Prior Amendment”) to the Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent and the various lending institutions (the “Lenders”) party thereto (as amended or supplemented from time to time, the “Credit Agreement”). Under the Prior Amendment, the Lenders agreed to (i) waive the existing Events of Default, (ii) waive any Events of Default that may arise solely as a result of the Company’s failure to deliver its financial statements for the 2014 fiscal year and first quarter of 2015, (iii) consent to the delivery of the Company’s restated financial statements for the fiscal year ending December 31, 2014 on or before June 30, 2015, and (iv) consent to an extension of time until June 30, 2015 for the delivery of the Company’s quarterly financial statements for the first quarter of 2015.

On June 30, 2015, the Company entered into a Limited Waiver and Sixth Amendment to the Credit Agreement (the “Sixth Amendment”). Under the Sixth Amendment, the Lenders agreed to extend the time for delivery of the Company’s restated financial statements for the fiscal year ending December 31, 2014 and quarterly financial statements for the first and second quarters of 2015 from June 30, 2015 to August 31, 2015 (the “Waiver Period”). The Sixth Amendment also imposes additional obligations and limitations on certain actions of the Company during the Waiver Period, including, among other things, (i) limiting the amounts the Company is entitled to borrow under the Credit Agreement, (ii) limiting the Company’s ability to incur additional liens and indebtedness, (iii) adding restrictions on the Company’s ability to make investments, dispose of assets and make restricted payments, including dividends, (iv) setting the Applicable Margin (as defined in the Credit Agreement) at its highest level for interest rates and certain fees, (v) increasing the Applicable Margin (as defined in the Credit Agreement) by an additional 1% in the event that the outstanding principal amount of loans under the Credit Agreement exceeds $66 million, and (vi) requiring the Company to deliver to the Lenders 13-week cash flow forecasts on a monthly basis.

The foregoing description does not constitute a complete summary of the terms of the Sixth Amendment and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2015, the Company announced that it had entered into a new employment agreement with Mr. Terence J. Cryan on June 26, 2015 pursuant to which Mr. Cryan will continue to serve as the Company’s President and Chief Executive Officer, a position he first assumed on March 20, 2015.  Mr. Cryan will also continue as a member of the Company’s board of directors, on which he has served since January 2008.  The new employment agreement supersedes a letter agreement, dated March 20, 2015, between Mr. Cryan and the Company pursuant to which he first assumed the titles of President and Chief Executive Officer.

The employment agreement provides for an initial term running through June 1, 2017, and contemplates successive one-year renewals.  Mr. Cryan will receive an initial annual base salary of $675,000 per year, effective retroactively to June 1, 2015, and a signing bonus of $212,300.  His target annual incentive opportunity under the Company’s Short-Term Incentive Plan will be at least 80% of his annual salary (for 2015 this will be pro-rated for the portion of the year during which Mr. Cryan served as President and Chief Executive Officer).  The Company also intends to grant to Mr. Cryan restricted share units in respect of 100,000 shares of the Company’s common stock, vesting on a quarterly basis through June 1, 2017.

Upon termination of Mr. Cryan’s employment by the Company without Cause or upon his resignation for Good Reason (both as defined in the employment agreement), the Company would pay to Mr. Cryan, subject to him signing and not revoking a release of claims in favor of the Company, (i) salary continuation for 18 months, (ii) any unpaid annual incentive for the prior fiscal year, and (iii) a pro-rated annual incentive for the current fiscal year, based on actual Company performance results during the entire fiscal year and assuming that any individual goals were satisfied at the “target” level.  If such a termination without Cause or for Good Reason occurred not more than 90 days before or two years after a change in control of the Company, the Company would pay to Mr. Cryan a lump-sum equal to two times the sum of his annual base salary and target short term incentive opportunity (in lieu of the 18 months of salary continuation and pro-rated annual incentive otherwise payable upon such a termination).  If the Company does not renew the employment agreement at the end of its term, the Company will continue to pay an amount equal to his annual salary to him for 18 months after the end of the term.   The Company will pay lower amounts of severance payments if Mr. Cryan’s employment is terminated due to his death or disability.

The employment agreement contains standard ownership of works, confidentiality, non-compete, non-solicitation and non-disparagement covenants.

There is no arrangement or understanding between Mr. Cryan and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Cryan and any of the Company’s directors or executive officers.  There are no transactions to which the Company is a party and in which Mr. Cryan has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

On July 2, 2015, the Company issued a press release announcing Mr. Cryan’s continued service.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits

10.1

Limited Waiver and Sixth Amendment to Credit Agreement, dated June 30, 2015, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various lending institutions party thereto.

10.2	Employment Agreement, dated as of June 26, 2015, by and between Terence J. Cryan and Global Power Equipment Group Inc.

99.1	Press release, dated July 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2015

Global Power Equipment Group Inc.

	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary